Exhibit 5

                               OPINION OF COUNSEL


July 17, 1997



ACT Teleconferencing, Inc.
Suite 162
1658 Cole Boulevard
Golden, Colorado 80401

Ladies and Gentlemen:

         You have requested our opinion as counsel for ACT Teleconferencing, Inc. (the "Company"), a Colorado corporation, in connection with the registration statement under the Securities Act of 1933 (the "Securities Act"), as amended, and the rules and regulations promulgated thereunder, of an offering by the Company of 712,497 shares of common stock, no par value (the "Common Stock"), offered upon exercise of warrants (the "Warrants") that were sold as part of Units in the Company's February 1996 public offering.

         We have examined the Company's Post-Effective Amendment No. 3 on Form S-3 to its Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on July 16, 1997 (the "Registration Statement"). We have also examined the Amended and Restated Articles of Incorporation of the Company, as on file with the Secretary of State of the State of Colorado, the Amended and Restated Bylaws and the minute book of the Company, various exhibits filed in connection with the Registration Statement and such other documents as we have deemed necessary in order to provide a basis for the opinion expressed herein. We have also consulted with officers and directors of the Company to clarify, confirm, or supplement the foregoing documentation.

         Based on the foregoing, it is our opinion all of the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Common Stock upon exercise of the Warrants and, when sold and issued as contemplated by the Registration Statement, such Common Stock will be legally and validly issued and outstanding, fully paid, and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and consent to the use of our name under the caption "Legal Matters" in the prospectus which is a part thereof.

                                       Very truly yours,



                                       Faegre & Benson LLP